Exhibit 10.2
to 8-K dated March 18, 2010

SEACOAST BANKING CORPORATION OF FLORIDA

WAIVER

Reference is made to the Executive Employment Agreement, as amended, between Seacoast Banking Corporation of Florida (the “Company”) and the undersigned, Dennis S. Hudson, III (“Hudson”), dated January 18, 1994 (the “Employment Agreement”) and the Change of Control Employment Agreement by and between the Company and Hudson, dated December 24, 2003 (the “Change of Control Agreement” and together with the Employment Agreement, the “Agreements”).

To advance the interests of the Company and its shareholders and for other good and valuable consideration, Hudson hereby waives any and all rights he may have under the Agreements as a result of changes to his compensation for 2010, including a decrease in his base salary.

Notwithstanding the foregoing, this Waiver shall be of no further force or effect upon the earlier of (i) December 31, 2010 or (ii) when the United States no longer holds equity or debt securities of the Company acquired through the Troubled Asset Relief Program. Further, except as expressly waived and provided herein, the Agreements shall remain in full force and in effect without change.

Agreed to and acknowledged
as of the 18 day of March, 2010:

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer